UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 23, 2005

German American Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-11244 (Commission File Number) 711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	35-1547518 (IRS Employer Identification No.) 47546 (Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2005, German American Bancorp ("German American") and PCB Holding Company ("PCB") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for PCB to merge with and into German American. The banking subsidiary of PCB, Peoples Community Bank, with two offices in Tell City, Indiana, will also merge its operations with one of the banking subsidiaries of German American, First State Bank, Southwest Indiana, the main office of which is in Tell City, Indiana, pursuant to the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1. German American and Peoples issued a joint press release announcing the execution of the Merger Agreement on May 24, 2005, which is attached hereto as Exhibit 99.1, and First State Bank, Southwest Indiana, and Peoples Community Bank issued a separate joint press release also announcing the execution of the Merger Agreement on May 24, 2005, which is attached hereto as Exhibit 99.2.

The Merger Agreement provides that each share of PCB common stock will be converted, by operation of the merger, into the right to receive consideration (subject to possible adjustment) of 0.7143 newly-issued Common Shares of German American and $9.00 of cash. German American expects to issue approximately 257,000 Common Shares and to pay cash of approximately $3.2 million to the PCB common stockholders pursuant to its merger with PCB.

The mergers of German American and PCB, and of the two banks, are subject to approval by the shareholders of PCB, as well as approvals by federal and state regulatory authorities and other conditions customary for transactions of this nature.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is attached hereto as Exhibit 2.1.

Stockholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders and other interested persons will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about German American, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov), and links to such filings are provided on the Investors page of German American's Internet site, www.germanamericanbancorp.com. Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to the Corporate Secretary of German American Bancorp at 711 Main Street, Box 810, Jasper, Indiana 47546.

Item 9.01. Financial Statements And Exhibits.

(c)        Exhibits.          The exhibits listed in the Exhibit Index that immediately follows the Signatures page to this Report are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP

Date: May 24, 2005	By: /s/ Mark A. Schroeder Mark A. Schroeder, President

EXHIBIT INDEX

2.1	Agreement and Plan of Reorganization by and among German American Bancorp, PCB Holding Company, Peoples Community Bank and First State Bank, Southwest Indiana, dated May 23, 2005.

99.1	Press Release issued by German American Bancorp and PCB Holding Company, dated May 24, 2005.

99.2	Press Release issued by First State Bank, Southwest Indiana, and Peoples Community Bank, dated May 24, 2005.